UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Amendment No. 7)

GEORGIA INTERNATIONAL MINING CORPORATION
(Name of small business issuer in its charter)

NEVADA	1000	20-2308107
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

299 – 1917 West 4th Avenue, Vancouver, BC. V6J 1M7 (604) 454-8035
(Address of principal place of business or intended principal place of business)

Nevada Corporate Headquarters, Inc. 101 Convention Center Drive 7th floor, Las Vegas, NV 89109
702 873 9027
(Name, address and telephone number of agent for service)

Copies to:
Dennis Brovarone
Attorney and Counselor at Law
18 Mountain Laurel Drive, Littleton, CO 80127

Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Existing shares	2,400,000	$0.10	$240,000	22.08
Common Stock	10,000,000	$0.10	$1,000,000	$117.70
Total	12,400,000		$1,440,000	$139.08

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
GEORGIA INTERNATIONAL MINING CORPORATION
A NEVADA CORPORATION

12,400,000 Common Shares Offered at $0.10

This prospectus relates to the sale of up to 10,000,000 newly issued common shares by Georgia International Mining Corporation. at $0.10.   The selling securities holders will sell their shares at the same time the company will be offering its shares for sale.  The offering period starts from the date this prospectus  the and is valid for 180 days (6 months) from that day. This period could be extended to another 60 days (2 months) at our sole discretion if all common shares have not been subscribed for when the offering is to close. This offer could be terminated, at our sole discretion, before the expiration of the initial 180 days (6 months) mentioned if the offering is fully-subscribed prior to the closing date.

This prospectus also relates to resale of 2,400,000 common shares by the selling securities holders named within of Georgia International Mining Corporation, a Nevada corporation   The selling securities holders will sell their shares for the duration of this offering at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices.. Please see Plan of Distribution at page 2 for a detailed explanation of how the securities may be sold. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  Currently there is no public market for our common stock and we have not applied for listing or quotation of any of the common stock on any public market. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

You should carefully consider the Risk Factors beginning on Page 2 of this prospectus before purchasing any of the common stock offered by this prospectus. You should invest in our common stock only if you can afford to lose your entire investment.   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling securities holders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Until a date, which is 90 days after the date of this prospectus, all dealers that buy, sell or trade our common shares, whether or not participating in this offering, may be required to deliver a prospectus.  This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Subject to Completion the date of this prospectus is January 18, 2007

                    GEORGIA INTERNATIONAL MINING

Table of Contents

PROSPECTUS SUMMARY...........................................................................................................	1
THE OFFERING.............................................................................................................................	1
RISK FACTORS.............................................................................................................................	3
WHERE YOU CAN GET ADDITIONAL INFORMATION..........................................................	7
USE OF PROCEEDS......................................................................................................................	7
DETERMINATION OF OFFERING PRICE..................................................................................	8
DILUTION......................................................................................................................................	8
COMPARATIVE DATA.................................................................................................................	9
SELLING SECURITY HOLDERS..................................................................................................	10
PLAN OF DISTRIBUTION............................................................................................................	12
LEGAL PROCEEDINGS................................................................................................................	15
MANAGEMENT............................................................................................................................	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT......	15
DESCRIPTION OF SECURITIES..................................................................................................	16
STOCK AND WARRANT TRANSFER AGENT..........................................................................	16
INTEREST OF NAMED EXPERTS AND COUNSEL...................................................................	16
LEGAL AND ACCOUNTING MATTER.......................................................................................	17
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................................................................................................................	17
DESCRIPTION OF BUSINESS.....................................................................................................	17
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION................	21
DESCRIPTION OF PROPERTY....................................................................................................	23
TRANSACTIONS WITH MANAGEMENT..................................................................................	23
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS................	24
EXECUTIVE COMPENSATION...................................................................................................	25
FINANCIAL STATEMENTS.........................................................................................................	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE................................................................................................	42

                    GEORGIA INTERNATIONAL MINING CORPORATION

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety, and particularly the information set forth in "Risk Factors, page 2."

Georgia International Mining Corporation, hereafter referred to as we, us, our or GIMC, a Nevada corporation, intends to conduct exploration and evaluation of the gold potential in Central British Columbia. Georgia has signed an option agreement with Gemco Minerals, Inc. “Gemco” (formerly Firstline Environmental Solutions Inc.), a Florida Corporation. Mr. Evan Brett, President of Gemco, beneficially owns 200,000 shares to be registered. Our  two of our directors are employees of Fu Kwai Enterprises Ltd., who is a shareholder of Gemco. Gino Molleca and his family are shareholders of GIMC and also are shareholders of Gemco. The agreement will allow the GIMC to explore gold and other minerals in claims number 506325, 506328, 506335, 506336 and 506337 located in the Cariboo District, British Columbia, Canada.

The claims are the property of the Canadian Crown and could never be sold to any. The laws of Canada allows companies to only purchase rights to explore for potential minerals. These rights are renewable on an annual basis. Gemco owns the exploration rights to the said claims. The option price is $285,000 of which, $35,000 was paid upon signing the agreement and the remainder balance of $250,000 is payable on two installments (i) $125,000 due on June 30, 2007 and (ii) $125,000 due on June 2008. The agreement stipulates that GIMC must conduct mineral exploration as soon its securities become listed on a public market, and will have one year from that date to complete its exploration program on the three mineral claims otherwise, Gemco Minerials Inc. will have the right to cancel this agreement and GIMC will not be entitled to recover its $35,000 investment. The option agreement does not include any current or future royalty payments or any other types of payments.

If and when the company has completed the sale of its 10,000,000 shares , we will begin and complete an exploratory drilling program and lab testing and if we consider the evaluation favorable we will determine the economic and legal feasibility factors prior to our commencement of setting-up the mining exploration equipment and hire the necessary work force. We have not yet received any revenues from our intended operations, nor have we otherwise engaged in any business operations.

GIMC has registered as an Extraprovincial Company in the province of British Columbia during August 2005 in order to conduct mining activities in Canada.  “Extraprovincial Company” is a legal term and refers to non Canadian companies who register in any province in Canada to become a resident of Canada and to conduct business in all the provinces of Canada as oppose to “Provincial Company” where a company is registered in only one province and conducting business in only that province. The registration will allow us to apply for permits to conduct mining activities and to hire the required personnel. We are not aware of any existing or probable government regulation or costs that would affect our business. We are required to obtain a permit in order to operate a mine in British Columbia, Canada. We will apply to the Ministry of Energy, Mines and Petroleum Resources to obtain a Mineral Exploration Permit under the mine code of British Columbia, Canada. The process will take three weeks to complete from the date of the application and will cost $500. Our research indicated that the mineral claims under the option agreement with Gemeco Minerials Inc. are not under any investigations under the environmental laws. Gemco has already obtained its permits to operate in the area and we expect to obtain our permits as well since we, or any of our directors and executives has no history of any legal or environmental violations.

Under the British Columbia Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations.  In order to commence operations in British Columbia, GIMC has incorporated as Extraprovincial company in British Columbia, Canada and has applied, through its new subsidiary EG Gold Mines, Inc., for mining activities permit in accordance with mining code of British Columbia.

                    GEORGIA INTERNATIONAL MINING CORPORATION

On December 13, 2006, Georgia International Mining Corporation incorporated a British Columbia subsidiary named EG Gold Mines, Inc.  EG Gold Mines, Inc. purchased a mining claim from the president of GIMC on January 8, 2007. The purchase price is the same value the President paid for the property in the amount of $7.038.00 ($8,000 CDN plus $10 CDN registration fee). The property claim number is 529404, in the Caribou Mountains, 40 miles south of Wells.  The president, Mark Hague, accepted a promissory note in the amount of $7.038.

To our knowledge no one has been on our mineral claim. The claim is remote and is best accessed by helicopter from the town of Wells, British Columbia. There is no electrical power that can be utilized on the property other than electrical power that can be provided by gas or diesel generators that we would bring on site. We have not commenced any work on the property.

Mark Hague is a director and officer and has no previous experience in mineral exploration or operating a mining company. Mr. Hague owns 51.2% of our outstanding common stock. Since Mr. Hague owns a majority of our outstanding shares and he is a director and officer of our company he has the ability to elect directors and control the future course of our company. Investors may find the the corporate decisions influenced by Mr. Hague are inconsistent with the interests of other stockholders.

Our objective is to conduct exploration activities on our mineral claim to assess whether the claim possesses any commercially viable gold deposits. Access to the claim is restricted to the period of June 1 to October 15 of each year due to snow in the area. This means that our exploration activities are limited to a period of about four and a half months per year. We will explore our claim between June 1, 2007 and October 15, 2007.

If our exploration activities indicate that there are no commercially viable gold deposits on our claim we will abandon the claim and stake a new claim to explore in British Columbia. We are able to stake claims online via the Internet with the Mineral Titles Online service operated by the government of British Columbia. We will continue to stake an explore claims in British Columbia as long as we can afford to do so.

We expect the initiation of the drilling program within 6 months of the completion of the offering.

THE OFFERING

Securities Offered: A maximum of 10,000,000 common shares at a $0.10 per share is being offered by GIMC.  Another 2, 400,000 shares are being offered by the selling securities holders at $0.10 per share.  We will not receive any sale proceeds from the selling securities holders. All costs associated with this registration will be borne by us.

          Offering Price: $0.10 per share.

The offering period starts from the date this prospectus and is valid for 180 days (6 months) from that day. This period could be extended to another 60 days (2 months) at our sole discretion if all common shares have not been subscribed for when the offering is to close. This offer could be terminated, at our sole discretion, before the expiration of the initial 180 days (6 months) mentioned if the offering is fully-subscribed prior to the closing date.

Please see Plan of Distribution at page 12 for a detailed explanation of how the securities may be sold.

Our offering price of $0.10 per share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

                    GEORGIA INTERNATIONAL MINING CORPORATION

The selling securities holders will sell their shares of our common stock at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. After this registration statement covering this prospectus was declared effective,, we will have reporting obligations under the Securities Exchange Act of 1934.  We intend to have a market maker apply to the NASD to have our shares quoted on its over the counter bulletin board quotation service following our registration statement becoming effective.  To date no actions have been taken to apply to the NASD to have our shares quoted on its over the counter bulletin board quotation service.

Selected Unaudited Financial Data for the Period-Ended September 30, 2006

Income from Operations                                                                                                    $0
Total assets                                                                                                                35,000
Total Liabilities                                                                                                           67,879
Capital stock (8,200,000 issued and outstanding)                                                         8,200
Dividends declared                                                                                                             0

Until April 2007 (90 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

Executive office:

Our executive offices are located at: 229 – 1917 West 4th Avenue, Vancouver, BC V6J 1M7, telephone: (604) 454-8035 and fax: (604) 524-8639.

RISK FACTORS

An investment in the common shares offered hereby involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information set forth elsewhere in this prospectus, including the Financial Statements and Notes, prior to making an investment in our common stock.

We have no operating history and expect to incur losses for the foreseeable future.
We were founded on January 19, 2005, have no operating history from inception to Prospectus date. We expect to incur losses for the foreseeable future due to additional costs and expenses related to: (See liquidity and capital resources on pages 22.

  The implementation of our business model;
  Drilling program costs;
  The development of our market and product offerings;
  The continued exploration to discover commercial reserves;
  The development of strategic relationships;

If no minerals with commercial value were found, we will not be able to recover our costs and shareholders could lose their entire investment.

Because we are a development stage company our auditors have raised substantial doubt regarding our ability to continue as a going concern.
We are in the development stage and have generated no revenues since our inception. Since we are still in the early stages of developing our company and because of the lack of business operations as at December 31, 2005, our independent auditors' opinion includes an explanatory paragraph about our ability to continue as a going concern. We will continue to incur operating expenses and legal and audit expenses. Our auditors have raised substantial doubt regarding our ability to continue as a going concern.

                    GEORGIA INTERNATIONAL MINING CORPORATION

Our failure to make required payments or expenditures could cause us to lose title to the mineral claims.
In order to retain title to the claims, in the Province of British Columbia, the recorded holder of a mineral claim shall perform, or have performed, exploration and development work on the claim to a value of CDN$100 a year per unit plus a CDN$10 recording fee per claim unit. Our 1500 acre mineral claim is equal to 25 claim units. A statement of work must be on or before the anniversary date of the claim. The anniversary date for our claim is September 12, 2007. This means that for our 25 unit mineral claim we will need to spend CDN$2,500 on valid exploration work plus recording fees on our mineral claim to keep the claim in good standing with the Province of British Columbia. Alternately, we may make annual payments in lieu of work to the Province of British Columbia of CDN$100 per unit plus a CDN$10 recording fee per unit, or CDN$2,750 for our 25 unit mineral claim annually, in order to keep the claim in good standing with the Province of British Columbia. If we fail to make any of the required payments, we could lose title to the claim and you could lose all or part of your investment in this offering.

No member of our management team has geological engineering qualifications.
Our management team is experience in business management and investment. We will require to hire a mine manager with geological engineering background to run the drilling \ exploration program and to set-up the mining operations. We do not have the financial resources to hire such candidate, which is estimated at $60,000 per annum. If we cannot attract and retain such individual, we will not be able to implement our mining plans unless we raise the required capital.

We may not sell the maximum offering.
If we sold less then maximum offer of 10,000,000 shares, we will not have sufficient working capital to start the operations.( see plan of operations under management discussion and analysis of financial conditions) Under these circumstances, we will have to raise more capital by offering more shares at the prevailing market price. The new price could be lower then the $0.10 per share for this offering (depending on the prevailing market price) which will further dilute the share value to the investor who is buying this offer.

We have to seek additional funding, which is likely given our limited capitalization even after this offering, investors in this offering may suffer substantial consequences such as dilution or a loss of seniority in preferences and privileges.
We need to raise additional capital to implement or continue operations; we will likely have to issue additional equity or convertible debt securities to finance further drilling and engineering studies before a final evaluation of viable commercial mineral deposit is made. This will further dilute the percentage ownership of investors in this offering. Furthermore, any new securities could have rights, preferences and privileges senior to those of our common stock. We currently do not have any commitments for additional financing. We cannot be certain that additional financing will be available when and to the extent required, or that if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms we may be unable to fund our operations, explore and enhance our mining technologies or respond to competitive pressures.

The option to purchase the mining claims as discussed in our strategy implementation plan on page 18 not go through.
If we raise less then the maximum amount of capital (number of common shares) we may only have enough cash to drill as many holes as projected therefore lessening our chances to find valuable commercial deposits. Although the drilling and exploration activities suffice the contractual obligations under the option agreement dated June 30, 2005 with Gemco Minerals Inc., (formerly Firstline Environmental Solutions, Inc.), a Florida Corporation, (please see Exhibit 10.1) to conduct mining activities soon after our securities are listed on one of the national markets, we may not have enough cash to make the $125,000 payment to Gemco and therefore will default on the installment due on June 30, 2007. The default may cause legal actions for non-payment against us by Gemco and may result in the mining claims reverting back to Gemco.

                    GEORGIA INTERNATIONAL MINING CORPORATION

The cost of an exploration program may exceed our capital resources even if the maximum offering is sold.
Drilling programs costs are projected on a best estimate and it’s not uncommon that the drilling may hit some difficult spots in the ground. Depending on each situation, the cost of drilling may exceed the estimated costs and exceed available resources, therefore forcing the shut down of the mining exploration program. Investors will lose their investment if the exploration program is not completed unless, additional capital is raised.

Mining activities are sometimes hazardous and may cause bodily injuries.
While mining operators are known to exercise severe cautions while conducting mining activities, Sometimes accidents occurs on the mine site such as equipment tower collapse, falling rocks, collapse of all or part of a mining tunnel, Soils contamination  ...etc.  These accidents do happen because of mechanical failures, human error and natural causes (such as storms and earthquake). Although we will ensure maximum safety and will carry insurance, the insurance may not cover for legal claims made by the workers or their family in severe accidents where the worker has sustained permanent injury or even death. We will have to incur damage cost and lawyers fees to cover for such claims. Given our limited resources, we may not be able to pay such costs unless we raise additional funds, or be forced to suspend our operations.

The costs of compliance with laws and regulations regarding the environment and mining exploration and operation could adversely affect our business.
Our proposed exploration, mining and mineral processing operations are subject to the laws and regulations of federal, provincial, state and local governments in the jurisdictions in which we operates. These laws and regulations are extensive and govern prospecting, development, production, exports, taxes, labour standards, occupational health and safety, waste disposal, toxic substances, environmental protection, mine safety and other matters. Compliance with such laws and regulations increases the costs of planning, designing, drilling, developing, constructing, operating, closing, reclaiming and rehabilitating mines and other facilities. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation or interpretation thereof could have a material adverse impact on the Company, cause a reduction in levels of exploration and delay or prevent the exploration of new mining properties.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in exploration and mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violation of applicable laws or regulations.

General risks attendant to resource exploration could adversely affect our business.
Resource exploration is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from exploration. The marketability of minerals acquired or discovered by us may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable exploration, importing and exporting of minerals, and environment protection, the combination of which factors may result in us not receiving an adequate return on investment capital.

Exploration efforts may be unsuccessful.
There is no certainty that the expenditures to be made by us in the exploration described herein will result in discoveries of mineralized material in commercial quantities. Initial estimates of reserves, mineral deposits and exploration costs could vary significantly from the actual one. There can be no assurance that minerals recovered in small-scale tests will be duplicated in large-scale tests under on-site conditions or in exploration scale. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project. Investors may lose their investment in our company if no minerals with commercial value were discovered.

                    GEORGIA INTERNATIONAL MINING CORPORATION

Mineral prices may not be sufficient to generate profits if and when we have minerals to sell.
The price of minerals is volatile over short periods of time, and is affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased exploration due to improved mining techniques.  We do not know when or even if we will have mineral exploration and cannot predict the market prices for minerals if and when exploration begins.  It is possible that mineral prices will not be sufficient to cover the costs of exploration and generate profits even if we enter into exploration.

Risks associated with penny stock rules could make resale of our shares difficult.
Our common stock is expected to be subject to the “penny stock” rules as defined in 1934 Securities and Exchange Act rule 3a51-1. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities. Penny stocks generally are equity securities with a price of less than U.S. $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common shares in the United States and shareholders may find it more difficult to sell their shares.

Our officers and director currently own approximately 59% of the issued and outstanding common shares. Such concentrated control allows these shareholders to exert significant influence in matters requiring approval of our shareholders.
Our three officers and director, taken as a group, currently beneficially own approximately 59% of our outstanding common stock. Such concentrated control of the company may adversely affect the price of our common stock. Our officers and director may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

The lack of a public market for our common stock may cause an investor to have difficulty reselling the shares.
Our common stock is not presently listed for trading on any exchange or market. Investors may have to indefinitely hold their shares and may have difficulty selling their shares.

GIMC cannot apply directly to any exchange or market to quote its securities. Only a market maker can do so by filing a form 15c2-11 on our behalf. The stock could only be traded if there is one or more broker- dealer willing to act as a market maker for GIMC. Although we will be seeking market makers to quote our securities on the

                    GEORGIA INTERNATIONAL MINING CORPORATION

Over The Counter Bulletin Board (OTCBB), we may not be able to convince any broker-dealers to act as market makers and make quotation on the OTCBB, therefore investors will not be able to trade their stocks.

Investors in our common stock will experience immediate and substantial dilution as a percentage of their holdings.
The net tangible book value of our common stock at September 30, 2006 was $0.001  per share based on 8,200,000 shares outstanding.  Compared to the currently outstanding shares of our common stock, investors will experience an immediate dilution of 45% if the maximum offering is sold.

Investors in our common stock may experience a loss of investment as we have no minimum on our offering.
Our current investors and future investors may experience loss on their investment if we are unable to raise enough funds to continue on with our business plan.

Our offering price is arbitrarily determined and is unrelated to any measure of value, actual income or assets.
Our offering price of $0.10 per unit was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

We have no employees and are largely dependent upon our officers, who have no drilling and exploration experience, to develop our business.
We rely heavily upon our officers to meet our needs. Mr. Mark Hague, our President and Chief Financial Officer and Ms. Noelle Anderson, our Secretary maintain outside employment, which limits the time they can devote to GIMC matters. While Mr. Hague has limited mining exploration experience, Ms. Anderson have no experience in mining exploration. Each officer will devote 20 hours per week to ensure the implementation of GIMC business plans.

Forward -Looking Statements

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about GIMC and the mining industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Plan of Operations," "Business" and elsewhere in this prospectus. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

WHERE YOU CAN GET ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form SB-2 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed

                    GEORGIA INTERNATIONAL MINING CORPORATION

to modify the description contained in this prospectus and will not contradict the terms. You must review the exhibits themselves for a complete description of the contract or document.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330.

These SEC filings are also available to the public from commercial document retrieval services.

USE OF PROCEEDS

The following table sets forth management's estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

	If sold 10,000,000 shares	If sold 7,000,000	If sold 5,000,000	If sold 2,000,000
Total Proceeds	$1,000,000	$700,000	$500,000	$200,000
Less:
Commission (1)	100,000	70,000	50,000	20,000
Offering expenses Filing fees	30,000	30,000	30,000	30,000
Net Proceeds	870,000	600,000	420,000	150,000
Use of Net Proceeds
Equipment	330,000	330,000	330,000	150,000
Maps and reports	35,000	35,000	35,000	-
Assays	10,000	10,000	10,000	-
License and registration	15,000	15,000	15,000	-
Installment pay (2)	125,000	125,000	-	-
loan payment (3)	35,000	35,000	-	-
Working capital	320,000	50,000	30,000	-
Total use of net proceeds	$870,000	$700,000	$500,000	$150,000
	========
(1)

We plan to have our officers offer and sell the common shares. They will receive no discounts or commissions. To the extent that our officers sell the common shares, the proceeds that allocated for commissions will be additional working capital.  We do not have any agreements, arrangements or understandings with any broker/dealers to offer or sell our common shares, although we may, at our discretion, retain such to assist in the offer and sell of our common shares. This represents the maximum underwriting discounts and commissions we will pay if broker/dealers are used to sell the common shares.

(2)	Repayment of the first installment on the option agreement is due on June 30, 2007. The second and final installment of $125,000 which is due on June 30, 2008 will be paid from future offering.
(3)	Loans from Mark Hague are paid on two installments as follow: A-$35,000 from current offering proceeds B- $17,141 from future offering.

                    GEORGIA INTERNATIONAL MINING CORPORATION

DETERMINATION OF OFFERING PRICE

We arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria and future value of our shares.

Our offering price of $0.10 per unit was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

The net tangible book value of our common stock at September 30, 2006 was $0.001 per share based on 8,200,000 shares outstanding. Compared to the currently outstanding shares of our common stock, investors will experience an immediate dilution of 45% if the maximum offering of 10,000,000 common shares is sold.

DILUTION

The proceeds from the sale of the shares will vary depending on the total number of shares sold. If all 10,000,000 shares offered hereunder were sold, there would be a total of 18,200,000 common shares issued and outstanding. The net proceeds after deducting the offering costs of $30,000 will be $970,000. Adding the net offering proceeds to the net tangible book value, (-$32,879) our total net tangible book value would be 937,121.  Dividing our net tangible book value by the number of shares outstanding after the sale of the maximum offering results in a per share net tangible book value of approximately $0.05. If 7,000,000 shares were sold, there would be a total of 15,200,000 common shares issued and outstanding. The net proceeds after deducting the offering costs of $30,000 will be $670,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $678,200.  Dividing our net tangible book value by the number of shares outstanding after the sale of the 15,200,000 results in a per share net tangible book value of approximately $0.04. If 5,000,000 shares were sold, there would be a total of 13,200,000 common shares issued and outstanding. The net proceeds after deducting the offering costs of $30,000 will be $470,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $478,200.  Dividing our net tangible book value by the number of shares outstanding after the sale of the 13,200,000 results in a per share net tangible book value of approximately $0.03. If 2,000,000 common shares were sold, there would be a total of 10,200,000 common shares issued and outstanding. The net proceeds after deducting the offering costs of $30,000 will be $170,000. Adding the net offering proceeds to the net tangible book value, our total net tangible book value would be $178,200.  Dividing our net tangible book value by the number of shares outstanding after the sale of the 10,200,000 results in a per share net tangible book value of approximately $0.02.

Therefore, the shareholders who purchase in this offering will suffer an immediate dilution in the book value of their shares.

The following table illustrates the dilution, which will be experienced by investors in the offering:

                    GEORGIA INTERNATIONAL MINING CORPORATION

	If sold 10,000,000	If sold 7,000,000	If sold 5,000,000	If sold 2,000,000
Offering price per unit before deduction of offering expenses	$0.10	$0.10	$0.10	$0.10
Net tangible book value per share before the offering	0.001	0.001	0.001	0.001
Net tangible book value per share after the offering (1)	$0.05	$0.04	$0.03	$.02
Dilution to new investor per share (1)	$0.05	$0.06	$0.07	$0.08
Dilution to new investor as a percentage (1)	50%	60%	70%	80%

(1)	Assuming that the attached one warrant per share will not be exercised until such time our operation have commenced and a market for our common stock has been established.

COMPARATIVE DATA

The following chart illustrates our pro forma proportionate ownership, upon completion of the offering, assuming the maximum number of common shares is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

If maximum offering of 10,000,000 was sold

	Shares Owned	Approximate Percentage Total Shares Outstanding	Total Consideration	Approximate Percentage Total Consideration	Average Price / Share
New Investors	10,000,000	55%	$1,000,000	99%	$0.10
Existing Shareholders	8,200,000	45%	$8,200	1%	$0.001

If 7,000,000 were sold

	Shares Owned	Approximate Percentage Total Shares Outstanding	Total Consideration	Approximate Percentage Total Consideration	Average Price / Share
New Investors	7,000,000	46%	$700,000	99%	$0.04
Existing Shareholders	8,200,000	54%	$8,200	1%	$0.04

                    GEORGIA INTERNATIONAL MINING CORPORATION

If 5,000,000 were sold

	Shares Owned	Approximate Percentage Total Shares Outstanding	Total Consideration	Approximate Percentage Total Consideration	Average Price / Share
New Investors	5,000,000	38%	$500,000	98%	$0.03
Existing Shareholders	8,200,000	62%	$8,200	2%	$0.03

If 2,000,000 were sold

	Shares Owned	Approximate Percentage Total Shares Outstanding	Total Consideration	Approximate Percentage Total Consideration	Average Price / Share
New Investors	2,000,000	38%	$200,000	96%	$0.02
Existing Shareholders	8,200,000	62%	$8,200	4%	$0.02

SELLING SECURITY HOLDERS

Other than the relationships described below, none of the selling securities holders had or have any material relationship with us. None of the selling securities holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge. None of these selling security holders have been a Director or officer of our company since its formation on April 20, 2005.

Name of Selling securities holder and Position, Office or Material Relationship with Georgia International Mining Corporation	Common Shares owned by the Selling securities holder (**)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling securities holder After Offering and Percent of Total Issued and Outstanding(*)
			# of Shares	% of Class
Valentina Giverin	200,000	200,000	Nil
Lisa McKay	200,000	200,000	Nil
Doug Merrik	200,000	200,000	Nil
Thomas C Hatton(3)	200,000	200,000	Nil
Judy Mooring(3)	200,000	200,000	Nil
Brett Hatton (4)	200,000	200,000	Nil
Garry Dawe	200,000	200,000	Nil
Latifa Brett(5)	200,000	200,000	Nil
First Time Investment*(Controlled owner Evan Brett)(1)	200,000	200,000	Nil
Robert Mills(2)	200,000	200,000	Nil
Irene Mills(2)	200,000	200,000	Nil
Eric Anderson	200,000	200,000	Nil
Total	2,400,000	2,400,000
(1)First Time Investment is controlled by Evan Brett and he is president of Gemco Minerals, Inc., formerly Firstline Enviromental Solutions, Inc.
(2) Robert Mills and Irene Mills are husband and wife.

                    GEORGIA INTERNATIONAL MINING CORPORATION

(3)Thomas Hatton and Judy Mooring are husband and wife.
(4) Brett Hatton is son of Judy and Thomas Hatton
(5) Latifa Brett is wife of Evan Brett

(*) Assumes all of the shares of common stock offered are sold. The above is based on 2,400,000 common shares issued and outstanding that are being registered, as a result of a private placement offering pursuant to Regulation S under the Securities Act of 1933.

(**) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Selling Securities Holders Plan of Distribution

The Selling securities holders may sell or distribute its shares in transactions through underwriters, brokers, dealers or agents from time to time or through privately negotiated transactions, including in distributions to shareholders or partners or other persons affiliated with the Selling securities holder.

The distribution of the Selling securities holders shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions) in the following types of transactions:

  Over-the-counter market sales
  Privately negotiated sales
  By writing of options on the shares (whether such options are listed on an options exchange or otherwise).

Any of such transactions will be at the offering price of $xxx per share.  In the event a market develops for the Company’s common stock such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

If the selling securities holders effect such transactions by selling the shares to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling securities holders or commissions from purchasers of the shares for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents might be in excess of those customary in the types of transactions involved).

A selling securities holder and any brokers, dealers or agents that participate in the distribution of the securities might be deemed to be underwriters, and any profit on the sale of the securities by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

A selling securities holder may pledge the shares from time to time in connection with such Selling securities holder’s financing arrangements. To the extent any such pledgees exercise their rights to foreclose on any such pledge, and sell the shares, such pledgees may be deemed underwriters with respect to such shares and sales by them may be effected under this prospectus. We will not receive any of the proceeds from the sale of any of the shares by the selling securities holder.

Under the Exchange Act and applicable rules and regulations promulgated thereunder, any person engaged in a distribution of any of the shares may not simultaneously engage in market making activities with respect to the

                    GEORGIA INTERNATIONAL MINING CORPORATION

shares for a period, depending upon certain circumstances, of either two days or nine days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling securities holders will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling securities holder.

Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

PLAN OF DISTRIBUTION

Currently we plan to have our officers sell the common shares on a self-underwritten basis. They will receive no discounts or commissions. Our officers will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering.  The officers selling the common shares are: Mark Hague and Noelle Anderson.

Our officers will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

    1.        The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

    2.        The person is not at the time of their participation, an associated person of a broker/dealer; and,

    3.        The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealers. They have not nor will not participate in the sale of securities of any issuer more than once every twelve months. Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us as a possible investment in the offering.

In order to buy shares you must complete and execute the subscription agreement and return it to us at 299 – 1917 West 4th Avenue, Vancouver, BC. V6J 1M7 (604) 454-8035. Payment of the purchase price must be made by check payable to the order of Georgia International Mining Corporation. The check may be delivered directly to us at the above-mentioned address.

                    GEORGIA INTERNATIONAL MINING CORPORATION

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Selling Securities Holders Plan of Distribution
The shares of our common stock offered by the selling securities holders are being registered to allow public secondary trading by the holders of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of these shares by the selling securities holders.

The selling securities holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Some of the selling securities holders may distribute their shares, from time to time, to their limited and/or general partners or members, who may sell their shares pursuant to this prospectus. None of our selling securities holders is an entity they are all individuals. Each selling securities holder may also transfer shares owned by such selling securities holder by gift, and upon and such transfer, the donoree would have the same right of sale as the selling securities holder. Our common stock is not currently listed on any national exchange or electronic quotation system.  Because there is currently no public market for our common stock, the selling securities holders will sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

These sales may be at fixed or negotiated prices. The selling securities holders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market prices.

Broker-dealers engaged by the selling securities holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securities holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securities holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling securities holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

A selling securities holder may enter into hedging transactions with broker-dealers in connection with the distributions of the shares or otherwise.

                    GEORGIA INTERNATIONAL MINING CORPORATION

In such transactions, broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling securities holder, including positions assumed in connection with distributions of the shares by such broker-dealers. Some or all of the shares covered by this registration statement may be sold to cover short positions in the open market.

A selling securities holder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares pursuant to this prospectus. In addition, a selling securities holder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling securities holder of the secured obligation, may sell or otherwise transfer the pledged shares pursuant to this prospectus.

We have been advised by each of the selling securities holders that they have not, as of the date of this prospectus, entered into any arrangement with any agent, broker or dealer for the sale of the shares.

We may suspend the use of this prospectus and any supplements hereto in certain circumstances due to pending corporate developments, public filings with the Securities and Exchange Commission or similar events.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling securities holders, the purchasers participating in such transaction, or both.

The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than U.S.  $5.00 per share, subject to certain exceptions.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                    GEORGIA INTERNATIONAL MINING CORPORATION

The application of the penny stock rules may affect your ability to resell your common shares due to broker-dealer reluctance to undertake the above-described regulatory burdens.

LEGAL PROCEEDINGS

To our knowledge, neither us, nor any of our officers or director is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

MANAGEMENT

The following table sets forth our director and executive officers, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until the stockholders duly elect their successor. Officers and other employees serve at the will of the Board of Directors.

Name	Age	Position	Term since
Mark Hague	37	Director \ President	January 2005
Noelle Anderson	32	Secretary	January 2005

The above individuals will serve as officers and/or directors. None of the officers or the directors are related. A brief description of their positions, proposed duties and their background and business experience follows:

Business Experience of Officers and the Director

Mark Hague. Since early 1990’s Mr. Hague has been general manager of Fu Kwai Enterprises Ltd.., a company involved in Real Estate Development in British Columbia, Canada. Through this company, Mr. Hague developed many properties for commercial and residential use. He also explored sites for mining companies to house their employees and to store mining equipments. Mr. Hague continues to be the general manager of Fu Kwai Enterprises Ltd. and devotes approximately 20 hours per week to Georgia International Mining Corporation and will devote additional time as need requires.

Noelle Anderson: Since 1995's Ms. Anderson has been owner and operator of Anderson’s Income Tax Service, a company which specialized in bookkeeping and the preparation of income tax returns in Vancouver, British Columbia, Canada.  Since 2000, Ms. Anderson has also served as the Secretary of Fu Kwai Enterprises Ltd. Ms. Anderson currently devotes approximately 20 hours per week to Georgia International Mining Corporation. She will devote additional time as need requires.

Mr. Reda Akladios resigned as director and CFO of Georgia Mining International effective November 16, 2006. The company has hired an accountant to prepare monthly and quarterly statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the persons known to us as beneficially owning more than five percent (5%) of the 8,200,000 shares which are presently issued and outstanding and assuming the maximum offering of 10,000,000 common shares are sold. The table also shows the number of shares of common stock beneficially owned as of January 18, 2007, by each individual directors and executive officers and by all directors and executive officers as a group.

                    GEORGIA INTERNATIONAL MINING CORPORATION

Name and address	Amount of beneficial ownership	% of class before offering	% of class after offering*
Mark Hague** 299 – 1917 West 4th Avenue, Vancouver, BC. V6J 1M7	4,200,000	51.2%	23.1%
Noelle Anderson** 299 – 1917 West 4th Avenue, Vancouver, BC. V6J 1M7	200,000	2.4%	1.1%
Gino Mollica *** P.O. Box 374, Station Fort Langley, Langley, BC V1M-2S5	1,000,000	12.19%	5.5%
Officers and Directors As a Group (3 persons	4,400,000	53.65%	24.18%

* Assumes that 10,000,000 common shares are sold in this offering.
** Includes 200,000 shares held indirectly by a family member
*** Includes 800,000 shares held indirectly by family members.  Mr. Mollica and his family are not related to the company in any way.
Relationship between the Mollica family and Gino:
Delaine Mollica (Gino’s wife)
Peter Mollica (Brother to Gino)
Mike Mollica (Gino’s Nephew)
Frank Mollica (Gino’s Nephew)

DESCRIPTION OF SECURITIES

Common Stock

We are presently authorized to issue 70,000,000 shares of $.001 par value common stock. All shares when issued will be fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share they own at any shareholders' meeting. Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro-rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights, which means that the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors. We will furnish annual reports to our shareholders, which will include financial statements and other interim reports, as we deem appropriate.

TRANSFER AGENT

Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80228 Tel: (303) 262-0600 has agreed to serve as transfer agent and registrar for our outstanding securities upon completion of this offering.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Georgia International Mining Corporation. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in Georgia International Mining Corporation.

                    GEORGIA INTERNATIONAL MINING CORPORATION

LEGAL AND ACCOUNTING MATTER

LEGAL MATTERS
Certain legal matters will be passed upon for us by Denis Brovarone, Attorney at Law, Littleton, Colorado.

ACCOUNTING MATTERS
The financial statements for the period from inception (January 19, 2005) to September 30, 2005 is included in this prospectus and elsewhere in the registration statement. Our auditors are Moore & Associates, Chartered located in Las Vegas, Nevada.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

COMPANY HISTORY

Georgia International Mining Corporation was incorporated on January 19, 2005 in the State of Nevada. Our Address is: 299 – 1917 West 4th Avenue, Vancouver, BC. V6J 1M7. Our telephone number is: (604) 454-8035.

Upon formation, 8,200,000 shares were issued to twenty-two investors, including our officers and director for $8,200 or $0.001 per share. Our president and director, Mark Hague purchased 4,000,000 shares.  His brother, Paul Hague purchased 200,000 shares.  Our secretary, Noelle Anderson purchased 200,000 shares.  Our former chief financial officer (resigned November 16, 2006), Reda Akladios purchased 200,000 shares and his wife, Fernanda Akladios purchased 200,000 shares.

Since its inception, GIMC had no business nor generated any revenue from any source.

BUSINESS STRATEGY

The purpose of the company is to explore minerals for commercial use. The main focus is on the precious metal such as gold, diamond and silver. The secondary focus will be on the prime industrial metals such as copper and zinc. The mineralization focus is based on the market breadth and width for each type of mineral. The precious metals are used to hedge against economic fluctuations and for personal use, such as jewelry, and therefore its market is much greater then the industrial metals which, depends on economic conditions related to the manufacturing sector.

                    GEORGIA INTERNATIONAL MINING CORPORATION

 We will be engaged in the exploration of potential commercial mineral deposits. The current claims are without any known reserves.

Investors should be aware that we are an exploration stage company and the property is without known reserves and the proposed program is exploratory in nature. There is no assurance that a commercially viable mineral deposit will exist on the claims mentioned below.

STRATEGY IMPLEMENTATION

(a) The claims:

GIMC signed an option agreement with Gemco Minerials, Inc., a Florida Corporation (Gemco) dated July 30, 2005 to purchase three mineral claims numbers; 506335, 506336 and 506337 located in the Cariboo District, British Columbia. The claims are part of the Burns Group Mineral Claim that, encompass 3,900 hectare or 12,000 acres. The area size of the three claims is defined on the geological maps registered in the British Columbia Mining Office. The option price is $285,000 of which, $35,000 was paid upon signing the agreement and the remainder balance of $250,000 is payable on two installments (i) $125,000 due on June 30, 2007 and (ii) $125,000 due on June 2008. The agreement stipulates that GIMC must conduct mineral exploration as soon its securities become listed on a public market, and will have one year from that date to complete its exploration program on the three mineral claims otherwise, FESI will have the right to cancel this agreement and GIMC will not be entitled to recover its $35,000 investment. The option agreement does not include any current or future royalty payments or any other types of payments that will have to be accrued other then the two installments mentioned above once GIMC starts its mining operations. The region where the claims are situated enjoys a moderate weather that allows mining companies to conduct tests or drilling programs during the fall and early spring season. Once GIMC has incurred the exploration expenditures, and made the payments set out in Section 3 of the Option Agreement (please Exhibit 10.1) to Gemco will own an undivided 100% of Gemco’s right, title, and interest in and to the Claims.

The three claims are accessible via highway 26 (Barkerville highway), which transects the northwestern portion of the claims a distance of 10 Km west from the town of Wells or 70 km east of the city of Quesnel.

Geological Exploration Program in General

Gemco engaged Robert E. “Ned” Reid, a Registered Professional Geologist, who has prepared this Geological Report and reviewed all available exploration data completed on the mineral claims. We have access to the report and the test results through the option agreement signed on July 30, 2005.

Mr. Reid is a graduate of the University of British Columbia, where he obtained a B.Sc. degree in geology in 1971. He is a registered Professional Geoscientist in the Association of Professional Engineers and Geoscientists of British Columbia. He has been employed by mining companies and others as Geoscientist since 1971.

A primary purpose of the geological report was to review information from previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of a mining project on the mineral claims.  The summary report lists various results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of prior exploration.  The summary report also gave conclusions regarding potential mineralization of the mineral claims and recommended a further geological exploration program.

                    GEORGIA INTERNATIONAL MINING CORPORATION

Conclusion and recommendation of the Geological Report

Based on Mr. Reid’s research of the property he came to the following conclusions:

The positive results obtained from the 2004 exploration program have indicated two primary areas that require further investigation. These are recommended as a starting point for a program which should include exploration of the remainder of the property, which to date is either “under” or “unexplored”. The first area is known as Foster East, which has a rugged topography and will require a survey prior to deciding whether hand trenching or equipment can be utilized. The survey would involve a geologist and 2 assistants for 5 days at a cost of $5,000.

The second area is known as Perkin Gulch Shear and Vein System. The historical data from the area indicates that the majority of the ore zones are within 200 meters (600 feet) of the major faults. The estimated cost for drilling is $110 per meter totaling (200 x 110) $22,000. These costs do not include road building, core logging or assay costs which is an additional 15,000.

GIMC has registered as an Extraprovincial Company in the province of British Columbia during August 2005 in order to conduct mining activities in Canada.  The registration will allow us to apply for permits to conduct mining activities and to hire the required personnel. We are required to obtain a permit in order to operate a mine in British Columbia, Canada. We will apply to the Ministry of Energy, Mines and Petroleum Resources to obtain a Mineral Exploration Permit under the mine code of British Columbia, Canada. The process will take three weeks to complete from the date of the application and will cost $500. our research indicated that the mineral claims under the option agreement with Gemco are not under any investigation under the environmental laws. Gemco has already obtained its permits to operate in the area and we expect to obtain our permits as well since we or any of our directors and executives has no history of any legal or environmental violations.

We are not aware of any existing or probable government regulation or costs that would affect our business. We expect the initiation of the drilling program within 6 months of the completion of the offering.

(b) Drilling program:

The drilling program will cost substantial funds for studies, engineering and drilling number of wholes in the ground prior determining if we have a commercially viable mineral deposit.

We will hire a professional geologist and the necessary crew with the required equipment to conduct the drilling program. The professional geologist \ mining engineer will have all the required credential to practice in the province of British Columbia as well, a miner license that is required to run a mine site. The estimated time to complete the drilling program is 4 months (based on similar operations conducted by other mining companies in the region). Management expects to drill between one and five holes, depending on the amount of shares sold, at an estimates cost of $120,000 per hole based on similar programs that were conducted in the region. The cost of the drilling program will be funded entirely from this prospectus.

Our option agreement with Gemco gives us one year to complete the exploration program, which refers only to the drilling program.

The drilling program will identify the commercial value of gold veins and other minerals in the claims mentioned above, as well the estimated reserves. If the results were positive (Commercial value is higher then cost of exploration), then we will proceed to the next step, property exploration. If the results were negative (Commercial value is below cost of exploration) then we will stop the drilling program and depending on our liquidity position, we may decide to venture in another property. However the final decision in this case will be made in a general shareholders meeting.

It is a fact that modern technology (such as laser and satellite guided drilling and other high tech searching equipment) is available to the mining industry. We may find commercially valuable deposit since the early

                    GEORGIA INTERNATIONAL MINING CORPORATION

geological studies and sampling conducted by the geological engineer and the laboratory tests were positive. Although high technology provide invaluable tools and methods to achieve the required results, no guarantee that we will be successful in finding a commercially valuable deposit using all the high tech available in the market.

(c) Property exploration.

Assuming the drilling program has yielded a positive result, we will proceed to explore the claims to a exploration site. The site will contain all necessary facilities such as crushing and milling, required to explore the minerals as well, housing the mine employees. The time required to explore the property is estimated between 12 and 18 months from the time drilling program is completed. The cost to explore the mine site is estimated between $3,000,000 to $10,000,000 depending on the exploration volume. These costs include working capital and based on similar mining activities conducted by junior mining issuers such as North American Tungsten and Gemco Resources Ltd.

GIMC will have to issue more stocks to raise the required capital for property exploration. At this stage, GIMC will seek the approval of the existing shareholders to issue additional stocks to finance the property exploration.

(d) Example of positive and negative results

Example:  Drilling Costs              $800,000
Property Exploration             $10,000,000
Total costs                            $10,800,000

Positive results mean the commercial value of the discovered minerals is higher then the total costs of $10,800,000.

Investors should also be aware that we have to continue spending substantial funds in the future on further drillings and engineering studies to replenish our depleted mineral resources GIMC to continue as a viable mining company.

(e) Sales and marketing

As soon as the positive results from the drilling program are confirmed and the existing shareholders approve the new stock issuance, we will contact the commodity traders to secure sales contracts. The traders usually sign an agreement (namely: Supply Agreement) to purchase one or two years worth of supplies. This means GIMC will have one or two years of revenue generated from its mining activities to support its on going operations while seeking additional contracts or conducting more drilling programs to increase the volume of its mineral reserves.

GIMC intends to enter into agreement with one or more commodity trader and develop the business relationship with these commodity traders to secure sales contracts. The sale price will be determine upon sales agreement and is usually determined by the commodity price at that time. The commodity price is published daily in any public market (DJIA, NASDAQ, TSX…etc) for precious metals and prime industrial metals, and monthly for secondary metals on the London Metal Bulletin Magazine.

GIMC intends also to be a member of a mining association (such as British Columbia Mining Association) to create market awareness. We will also develop an Internet Website to communicate our business initiatives and results to all of our stakeholders (Shareholders, employees, customers and suppliers).

                    GEORGIA INTERNATIONAL MINING CORPORATION

(f) Competitive conditions

Demand for commodity has soared in the last few years as a result of the massive growth in some Asian countries as well, in North America. The growing demand and lack of sufficient supplies resulted in commodity price soaring and created a pressure on the mining industry to explore new properties to ensure steady supplies.

The communities of the Cariboo Region, BC are known for mining and logging industries. There is no shortage of skilled labour to join our operations. The Association of Professional Engineers and Geoscientists of British Columbia has a pool of qualified engineers to draw from when assembling the crew for our operations. The initial number of crew to conduct the exploration phase is estimated at one engineer and 2 assistants.

Our management team is adopting the production efficiencies and the customer centric (focus) strategies as its competitive advantage. We intend to employ highly qualified employees and use state of the art technologies available to the mining industry for exploration efficiencies and to explore minerals with precise measurements and grade quality to meet customers’ specifications. Production efficiencies will eliminate the need for a third party to rework our ore exploration, therefore decrease our exploration costs, and will guarantee to meet customers’ need in a timely fashion.

(g) Mineral Claim Number 529404

On December 13, 2006, Georgia International Mining Corporation incorporated a British Columbia subsidiary named EG Gold Mines, Inc.  EG Gold Mines, Inc. purchased a mining claim from the president of GIMC on January 8, 2007. The purchase price is the same value the President paid for the property in the amount of $7.038.00 ($8,000 CDN plus $10 CDN registration fee). The property claim number is 529404, in the Caribou Mountains, 40 miles south of Wells.  The president, Mark Hague, accepted a promissory note in the amount of $7.038.

To our knowledge no one has been on our mineral claim. The claim is remote and is best accessed by helicopter from the town of Wells, British Columbia. There is no electrical power that can be utilized on the property other than electrical power that can be provided by gas or diesel generators that we would bring on site. We have not commenced any work on the property.

Mark Hague is a director and officer and has no previous experience in mineral exploration or operating a mining company. Mr. Hague owns 51.2% of our outstanding common stock. Since Mr. Hague owns a majority of our outstanding shares and he is a director and officer of our company he has the ability to elect directors and control the future course of our company. Investors may find the the corporate decisions influenced by Mr. Hague are inconsistent with the interests of other stockholders.

Our objective is to conduct exploration activities on our mineral claim to assess whether the claim possesses any commercially viable gold deposits. Access to the claim is restricted to the period of June 1 to October 15 of each year due to snow in the area. This means that our exploration activities are limited to a period of about four and a half months per year. We will explore our claim between June 1, 2007 and October 15, 2007.

If our exploration activities indicate that there are no commercially viable gold deposits on our claim we will abandon the claim and stake a new claim to explore in British Columbia. We are able to stake claims online via the Internet with the Mineral Titles Online service operated by the government of British Columbia. We will continue to stake an explore claims in British Columbia as long as we can afford to do so.

We are a new and under funded company with no history of operations or revenue generation. Our management team has no mining background. Our competitors are in the business for many years and are well funded. Our success will depend on the successful implementation of our business strategies as outlined in this document.

                    GEORGIA INTERNATIONAL MINING CORPORATION

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

PLAN OF OPERATIONS

Our plan of operations for the next twelve months is to raise funds through the offering. The principal use of the offering proceeds will be to finance the drilling program and to provide working capital necessary to complete the exploration and drilling phase, please see Use of Proceeds, page 7.

As mentioned in our strategy implementation, we have signed an option agreement to purchase three claims from Gemco in the Kootenay Region, BC. GIMC has paid $35,000 to FESI at signing date. The funds were provided by our president and director Mr. Mark Hague, as a loan to GIMC, on July 30, 2005.  The amount was recorded as shareholder loan. The balance is due on demand, has no specific terms of repayment, is non-interest bearing and is unsecured. All loans are recorded at face value and are expected to be paid during the 2007 fiscal year.  As such, these loans are recorded as current liabilities. Mr. Hague may, in the future, at his sole discretion, extend additional loans to the company. The claims were surveyed and samples were tested indicating positive results.

We expect the initiation of the drilling program within 6 months of the completion of the offering.  The drilling program will be the focus for the next twelve months. The process will encompass hiring personnel and buying or leasing equipment. The site drilling will take 4 months to complete. The drilling will commence early spring and complete by late fall or early winter (depending on the weather condition). The purpose of the drilling program is to identify mineral ores with commercial value that would be sufficient to start mining operations. Management is committed to the success of the drilling program however, it warns that it has no guarantee that the drilling program will be successful and that more survey and analysis may be required to locate other potential spots for drilling at a cost beyond the value of this offering. Management will also establish a mining office with qualified personnel to communicate with the market and shareholders the progress and result of the drilling program as well, prepare for implementing the next phase.

If we sell less then the maximum amount of the offering , we could start drilling one hole.  The cash proceeds will be totally directed towards the drilling operation with very little or no allocation to other management activities such as establishing a mining office.

The estimated cost to drill one hole is as follow:

Excavator trenching	7,500
Geochemical Survey	20,000
Geologist and 2 assistants	5,000
Laser guided drilling equipment	35,000
Haulage	10,000
Crane	10,000
Crusher	15,000
Site remediation	3,000
Assay lab test	10,000
Others	5,000
Total	$120,500

The estimated time to drill one hole is 5 days and the essay results will take 2-3 weeks to complete.  The drilling program will be funded from this offering's proceeds.

Once the drilling program is completed and results were positive, we will determine the economic and legal feasibility factors prior to our commencement of  full mining operations. GIMC will seek additional funds via new offerings to fund the start of the mining operations, which include property (site) exploration, hiring

                    GEORGIA INTERNATIONAL MINING CORPORATION

personnel and buying or leasing mining equipment. The funds will also cover the costs of our sales and marketing initiatives.

The estimated exploration (product exploration) cost is as follow:

Site exploration	3,000,000
Mining Equipment	3,000,000
Milling equipment	2,500,000
Marketing and Customer services	500,000
Working capital for three month**	4,500,000
Total	$13,500,000

The product exploration cost will be financed by a new public offer.

Under the British Columbia Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals or British Columbia corporations. In order to commence operations in British Columbia, GIMC has incorporated as Extraprovincial company in British Columbia, Canada and has applied, through its new subsidiary EG Gold Mines, Inc., for mining activities permit in accordance with mining code of British Columbia.

On December 8, 2006 the GIMC received confirmation for the name reservation of Empire Gold Mines, Inc.  From December 13 to December 18, 2006, GIMC conducted a shareholder vote via telephone to vote on a name change from Georgia International Mining Corporation to Empire Gold Mines, Inc.  The company received 100% of the votes in favour of the name change.  On January 22, 2007, the company prepared and filed its amended Articles with the State of Nevada changing the company name to Empire Gold Mines, Inc.  We expect to receive stamped file copies within three weeks of this date.

On December 13, 2006, Georgia International Mining Corporation incorporated a British Columbia subsidiary named EG Gold Mines, Inc.  EG Gold Mines, Inc. purchased a mining claim from the president of GIMC on January 8, 2007. The purchase price is the same value the President paid for the property in the amount of $7.038.00 ($8,000 CDN plus $10 CDN registration fee). The property claim number is 529404, in the Caribou Mountains, 40 miles south of Wells.  The president, Mark Hague, accepted a promissory note in the amount of $7.038.

Our objective is to conduct exploration activities on our mineral claim to assess whether the claim possesses any commercially viable gold deposits.   Access to the claim is restricted to the period of June 1 to October 15 of each year due to snow in the area. This means that our exploration activities are limited to a period of about four and a half months per year. We will explore our claim between June 1, 2007 and October 15, 2007.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2006 we had total assets of $35,000.  During the quarter ended September 30 the company incurred expenses to retain legal counsel for the offering, accounting fees and dues. On June 30 2007 the company will pay $125,000 to Gemco in accordance with the terms of the option agreement. Since inception, our president and director Mr. Hague, paid $35,000 for the option agreement with Gemco and has also provided $17,141 as a loan to the company for working capital. The balance is due on demand, has no specific terms of repayment, is non-interest bearing and is unsecured.  We believe that Mr. Hague will continue to pay offering and other expenses as and when needed. These funds will be recorded as shareholder loans.  As a result of our current lack of capital, we are completely dependent upon the sale of the offering to implement our business plan.  Even if the maximum offering is sold, we anticipate having to raise additional capital in the next twelve months.

                    GEORGIA INTERNATIONAL MINING CORPORATION

The anticipated monthly costs are as follow:

One professional engineer	5,000
Three workers	15,000
$330,000 equipment prorated on 12 month	27,500
Insurance premium	1,000
Office expenses	10,000
Total monthly costs	$58,500

The expected monthly costs are $58,500 and the total costs for the next 12 months are $702,000. If we sold the maximum amount of common shares, we will be able to carry out our drilling program and will have sufficient funds to pay the 1st installment of $125,000 due June 30, 2007 as follow:

Net proceeds                            $870,000
Total Costs                               $702,000
June 30, 07 installment              $125,000
Net cash flow                           $  43,000

If we sold the fewer amount of common shares, we will have to scale down the operations and the drilling program will take longer period to complete then the original estimated period of 4 months. Our anticipated cost is as follow:

One professional engineer	5,000
Two workers	10,000
$220,000 equipment prorated on 12 month	18,334
Insurance premium	900
Office expenses	Nil
Total monthly costs	$34,234

If we divide our total net proceeds of $870,000 by the monthly budgeted expenses then we can only operate for 9 month. The scaled down operation will prolong the drilling program as we will not have all the required equipment and we will be understaffed. The elimination of the office function will result in management been unable to effectively manage the drilling process, preparing for the next phase and effectively communicate with the market and shareholders.

DESCRIPTION OF PROPERTY

On December 13, 2006, Georgia International Mining Corporation incorporated a British Columbia subsidiary named EG Gold Mines, Inc.  EG Gold Mines, Inc. purchased a mining claim from the president of GIMC on January 8, 2007. The purchase price is the same value the President paid for the property in the amount of $7.038.00 ($8,000 CDN plus $10 CDN registration fee). The 1,500 acre property claim number is 529404, located in the Caribou Mountains, 40 miles south of Wells.

                    GEORGIA INTERNATIONAL MINING CORPORATION

TENURE 529404

RELATED PARTY TRANSACTIONS

We intend that any transactions between the company and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties.    Except for the issuance of common stock to our officers and directors at the same price of $0.001 per share as paid by the non-officer/director shareholders, we have not entered into any transactions with management.

The offering price of the 10.000,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.  Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us.  No valuation or appraisal has been prepared for our business and potential business expansion.

Mr. Gino Mollica and his family are substantial owners of Gemco. Our two directors are  former employees of Fu Kwai Enterprises Ltd., who is a shareholder of Gemco Minerals Inc. (formerly Firstline Environmental Solutions Inc.), a Florida Corporation. Mr. Evan Brett, President of Gemco, beneficially owns 200,000 shares to be registered. Our  two of our directors are employees of Fu Kwai Enterprises Ltd., who is a shareholder of Gemco. Gino Molleca and his family are shareholders of GIMC and also are shareholders of Gemco.

Georgia paid to Reda Akladios $4,000 for consulting services provided from January 19, 2005 (the inception date) to December 31, 2005. The consulting services is expected to continue during the 2006 fiscal year.

During the period ended March 31, 2006 the Company’s president and director loaned the Company $17,141 (December 31, 2005: $7,149) to finance working capital.  The balance is due on demand, has no specific terms of repayment, is non-interest bearing and is unsecured. These funds will enable us to address our expenses initially incurred in filing this registration statement. We anticipate that these funds will be sufficient to satisfy our cash requirements for the year ended March 31, 2007. If we require any additional monies during fiscal 2007, we plan to raise any such additional capital primarily through the private placement of our securities.

During the period ended December 31, 2005 the Company’s president and director paid $35,000 to Gemco on behalf of the Company to secure an option agreement to purchase three mining claims in the Cariboo District, British Columbia. The amount was recorded as shareholder loan. The balance is due on demand, has no specific terms of repayment, is non-interest bearing and is unsecured.

                    GEORGIA INTERNATIONAL MINING CORPORATION

All loans are recorded at face value and are expected to be paid during the 2006 fiscal year.  As such, these loans are recorded as current liabilities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of common shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the common shares are not marginal and it is unlikely that a lending institution would accept our common stock as collateral for a loan. Pursuant to this registration statement, we propose to publicly offer a maximum of 10,000,000 common shares. Each unit will consist of one common share and one common stock purchase warrant. The warrant expires within five years from the unit issuance date. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have 22 shareholders.

EXECUTIVE COMPENSATION

To date we have no employees other than our officers. Neither our officers nor directors have been paid any compensation. Moreover, we presently have no formal employment agreements or other contractual arrangements with our officers or directors or any one else regarding the commitment of time or the payment of salaries or other compensation.

                    GEORGIA INTERNATIONAL MINING CORPORATION

FINANCIAL STATEMENTS

GEORGIA INTERNATIONAL MINING CORPORATION

INDEX TO FINANCIAL STATEMENTS

For the nine months ended September 30, 2006 Unaudited

Balance Sheet	Exhibit	“A”
Statement of Operations	Exhibit	“B”
Statement of Changes in Cash Flows	Exhibit	“C”
Statement of Stockholders’ Deficiency	Exhibit	“D”
Notes to the Financial Statements	Exhibit	“E”

                    GEORGIA INTERNATIONAL MINING CORPORATION

		Exhibit “A”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
Balance Sheet
September 30, 2006
(US Dollars)
Unaudited

	September 30,	December 31,
	2006	2005
Assets

Current:
Cash on hand	$ -	$ 1,564

Mineral Property (Note 3)	35,000	35,000

	$ 35,000	$ 36,564
	============	============

Liabilities
Current:
Bank Overdraft	$ 1,309	$ -
Amounts Payable	7,280	10,327
Due to Shareholders (Note 4)	59,290	42,149

Total Liabilities	67,879	52,476

Stockholders Equity and Deficit
Deficit, per Exhibit “B”	(41,079)	(24,112)
Capital stock, $0.001 par value, 70,000,000 shares
authorized, 8,200,000 issued and outstanding	8,200	8,200

Total Equity	-32,879	-15,912

	$ 35,000	$ 36,564
	============	============

Continuing operations (Note 1)

The accompanying notes are integral part of these financial statements

                    GEORGIA INTERNATIONAL MINING CORPORATION

		Exhibit “B”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
Statement of Operations
For the Nine Months Ended September 30, 2006
(US Dollars)
Unaudited

	September 30, 2006	September 30, 2005	Cumulative From January 19, 2005 (Date of Inception) To September 30, 2006

Revenue	$ -	$ -	$ -

Expenses:
Accounting and audit	9,848	830	19,243
Bank charges	278	150	512
Exchange gain and loss	-	305	34
Legal	2,639	5,000	10,639
License and registration	599	1,180	3,506
Transfer agent	3,603	1,450	7,145

Net Loss	$ 16,967	$ 8,915	$ 41,079
Deficit beginning	24,112	-	-

Deficit ending	$ 41,079	$ 8,915	$ 41,079
=====================================================================

Loss per share:
Basic	$0.005	$0.001	$0.005
Fully diluted	$0.005	$0.001	$0.005

Weighted average number of common shares outstanding:
Basic	8,200,000	8,200,000	8,200,000
Fully Diluted	8,200,000	8,200,000	8,200,000

The accompanying notes are an integral part of these financial statements

                    GEORGIA INTERNATIONAL MINING CORPORATION

			Exhibit “C”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
Statement of Changes in Cash Flows
For the Nine Months Ended September 30, 2006
(US Dollars)
Unaudited

	September 30, 2006	September 30, 2005	Cumulative From January 19, 2005 (Date of Inception) To September 30, 2006
Operating activities:
Net (Loss), per Exhibit “B”	$ (16,967)	$ (8,915)	$ (41,079)
Net change in non-cash working capital	(3,046)	400	7,282

Cash flows (used in) operating activities	(20,014)	(8,515)	(33,798)

Investing activity:
Purchase of mineral properties	-	(35,000)	(35,000)

Cash flows (used in) investing activities	-	(35,000)	(35,000)

Financing activities:
Loans from shareholders	17,141	38059	59,560
Common Shares issued	-	8,200	8,200

Cash flows from financing activities	17,141	46,259	67,489

Net increase in cash	-2,873	2,744	-1,309

Cash, beginning of period	1,564	-	-

Cash, end of period	($1,309)	$2,744	($1,309)
	========================================

The accompanying notes are an integral part of these financial statements

                    GEORGIA INTERNATIONAL MINING CORPORATION

			“Exhibit D”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
Statement of Stockholders’ Deficiency
From January 19, 2005 (date of inception) to September 30, 2006
(US Dollars) Unaudited

	Common Stock
	Shares	Amount	Deficit	Total

Balance January 19, 2005	$ -	$ -	$ -	$ -

Shares issued for cash at $0.001 on February 10, 2005	8,200,000	8,200		8,200

Net Loss			-24,112	-24,112

Balance at December 31, 2005	8,200,000	8,200	-24,112	-15,912

Net Loss – March 31,2006			-5,835	-5,835

Balance at March 31, 2006	8,200,000	8,200	-29,947	-21,747

Net loss – June 30, 2006			-6,197	-6,197

Balance at June 30, 2006	8,200,000	8,200	-36,144	-27,944

Net loss – September 30, 2006			-4,935	-4,935

Balance at September 30, 2006	8,200,000	8,200	-41,079	-32,879
======================================================================

The accompanying notes are an integral part of these financial statements

                    GEORGIA INTERNATIONAL MINING CORPORATION

Exhibit “E”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
Notes to Unaudited Financial Statements
For the Nine Months Ended September 30, 2006

1.       Organization and continuing operations

Georgia International Mining Corporation (“Georgia”) was incorporated under the laws of the State of Nevada on January 19, 2005 with authorized common stock of 70,000,000 shares at $0.001 par value.  Georgia has elected December 31 as its fiscal year end.

Georgia was organized for the purpose of conducting mining exploration, developing mining sites and producing minerals to the consumer markets.

Since its inception, Georgia has completed private placement offerings of 8,200,000 common shares for $8,200.

The financial statements have been prepared on the basis of going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Georgia has not generated any revenues or completed exploration of any mineral property to date and losses are expected to be incurred in exploring its properties. The ability of Georgia to continue as a going concern is dependent on raising additional capital, the support of its shareholders and ultimately on generating future profitable operations.

2.       Summary of significant accounting policies

Basis of presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of Georgia’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of Georgia’s financial position and results of operations.

Exhibit “E” Continued next page

                    GEORGIA INTERNATIONAL MINING CORPORATION

Exhibit “E”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
Notes to Unaudited Financial Statements
For the Nine Months Ended September, 2006

2.         Summary of significant accounting policies (continued)

Basis of presentation (continued)

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Cash and Cash Equivalents -

Georgia considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

Fair Value of Financial Instruments -

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107 Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by Georgia, using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including cash approximate carrying value due to the short-term maturity of the instruments.

Income Taxes -

The Company utilized the asset and liability method of accounting for income taxes. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily net operating losses carry-forward. As of September 30, 2006, respectively, the deferred tax asset is related solely to the Company’s net operating loss carry-forward and is fully reserved.

3.       Mineral Property Interest

On July 30, 2005 Georgia signed an option agreement with Firstline Environmental Solutions Inc, A Florida Corporation “FESI” to purchase three mineral claims numbers; 506335, 506336 and 506337 located in the Cariboo District, British Columbia. The claims are part of the Burns Group Mineral Claim that, encompass 3,900 hectare or

Exhibit “E” Continued next page

                    GEORGIA INTERNATIONAL MINING CORPORATION

Exhibit “E”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
Notes to Unaudited Financial Statements
For the NineMonths Ended September 30, 2006

3.       Mineral Property Interest (continued)

12,000 acres. The option price is $285,000 of which, $35,000 was paid upon signing the agreement and the remaining balance of $250,000 is payable on two installments (i) $125,000 due on June 30, 2007 and (ii) $125,000 due on June 2008. The agreement stipulates that Georgia must commence mineral exploration on the properties as soon its securities are listed on a public market, and will have one year from that date to complete its exploration program on the three mineral claims. FESI may cancel this agreement and Georgia will not be entitled to recover its $35,000 investment in the event that Georgia does not complete the exploration by June 30, 2007. The option agreement does not include any current or future royalty payments or any other types of payments that will have to be accrued other then the two installments mentioned above once Georgia starts its mining operations.

Although Georgia has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee Georgia’s title.  Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

4.       Related Party Transactions

During the period ended March 31, 2006 the Company’s president and director loaned the Company $17,141 (December 31, 2005: $7,149) to finance working capital.  The loan does not bear any interest and no specific repayment date.

During the period ended December 31, 2005 the Company’s president and director paid $35,000 to Firstline Environmental Solutions on behalf of the Company to secure an option agreement to purchase three mining claims in the Cariboo District, British Columbia. The amount was recorded as shareholder loan, does not bear any interest, and has no repayment date.

All loans are recorded at face value and are expected to be paid during the 2006 fiscal year.  As such, these loans are recorded as current liabilities.

During the period ended December 31, 2005 Georgia entered into agreement with a company controlled by an officer to provide consulting services. The contract value is $4,000 per year.

                    GEORGIA INTERNATIONAL MINING CORPORATION

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

INDEX TO AUDITED FINANCIAL STATEMENTS FOR DECEMBER 31, 2005

Report of Independent Auditors dated March 22, 2006
Balance Sheet	Exhibit	“A”
Statement of Operations	Exhibit	“B”
Statement of Cash Flow	Exhibit	“C”
Statement of Stockholders’ Equity	Exhibit	“D”
Notes to the Financial Statements	Exhibit	“E”

                    GEORGIA INTERNATIONAL MINING CORPORATION

                   Cinnamon Jang Willoughby & Company
               Chartered Accountants
A Partnership of Incorporated Professionals

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of Georgia International Mining Corporation.
                                    (An Exploration Stage Corporation):

            We have audited the balance sheet of Georgia International Mining Corporation as at December 31, 2005 the statements of operations and cash flows for the period from January 19, 2005 (date of inception) to December 31, 2005.  These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

            We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether these financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

            In our opinion, except as stated above, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2005and the results of its operations and  its cash flows for the period from inception on January 19, 2005 to December 31, 2005 in conformity with generally accepted accounting principles in the United States.

            These financial statements have been prepared assuming the company will continue as a going concern.  As discussed in Note 1 to the financial statements, the company has incurred losses and a deficit.  These factors raise substantial doubt about the company’s ability to continue as a going concern.  Management’s plans to rectify the capital deficiency and losses are outlined in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                                          “Cinnamon Jang Willoughby & Company”
                                                                                                   Chartered Accountants

Burnaby, BC
March 18, 2006

                    GEORGIA INTERNATIONAL MINING CORPORATION

Exhibit “A”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
Balance Sheet
December 31, 2005
(US Dollars)

Assets

Current:
Cash on hand	$ 1,564

Mineral Property (Note 3)	35,000

$ 36,564
===========

Liabilities

Current:
Amounts Payable	$ 10,327
Due to Shareholders (Note 4)	42,149

Total Liabilities	52,476

STOCKHOLDERS EQUITY AND DEFICIT
Deficit	(24,112)
Capital stock, 0.001 par value, 70,000,000 shares authorized, 8,200,000 issued and outstanding	8,200

Total Equity	(15,912)

$ 36,564
===========

Continuing operations (Note 1)

The accompanying notes are integral part of these financial statements

                    GEORGIA INTERNATIONAL MINING CORPORATION

Exhibit “B”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
Statement of Operations
For the Period Ended January 19, 2005 (date of inception)
to December 31, 2005
(US Dollars)

Revenue	$ -

Expenses:
Accounting and audit	9,395
Bank charges	234
Exchange gain and loss	34
Legal	8,000
License and registration	2,907
Transfer agent	3,542

Net Loss, being Deficit ending	$24,112

Loss per share:
Basic	$ 0.003
Fully diluted	$ 0.003

Weighted average number of common shares outstanding
Basic	8,200,000
Fully Diluted	8,200,000

The accompanying notes are an integral part of these financial statements

                    GEORGIA INTERNATIONAL MINING CORPORATION

Exhibit “C”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
Statement of Cash Flow
For the period January 19, 2005 (date of inception)
to December 31, 2005
(US Dollars)

Operating activities:
Net (Loss), per Exhibit “B”	$ (24,112)
Net change in non-cash working capital	10,327

Cash flows (used in) operating activities	(13,785)

Investing activity:
Purchase of mineral properties	(35,000)

Cash flows (used in) investing activities	(35,000)

Financing activities:
Loans from shareholders	42,149
Common Shares issued	8,200

Cash flows from financing activities	50,349

Net increase in cash	1,564

Cash, beginning of period	-

Cash, end of period	$ 1,564 ==========

The accompanying notes are an integral part of these financial statements

                    GEORGIA INTERNATIONAL MINING CORPORATION

“Exhibit D”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
Statement of Stockholders Equity
For the Period from January 19, 2005 (date of inception)
to December 31, 2005
(US Dollars)

	Common Stock		Deficit	Total
	Shares	Amount
Balance January 19, 2005	$ -	$ -	$ -	$ -

Net Loss			(24,112)	(24,112)

Shares issued for cash at $0.001 on February 10, 2005	8,200,000	8,200		8,200

Balance at December 31, 2005	8,200,000	8,200		$ (15,912)
	=======	======		=======

The accompanying notes are an integral part of these financial statements.

                    GEORGIA INTERNATIONAL MINING CORPORATION

Exhibit “E”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)
Notes to Financial Statements
For the Period from January 19, 2005 (date of inception)
to December 31, 2005

1.       Organization and continuing operations

Georgia International Mining Corporation (“Georgia”) was incorporated under the laws of the State of Nevada on January 19, 2005 with authorized common stock of 70,000,000 shares at $0.001 par value.  Georgia has elected December 31 as its fiscal year end.

Georgia was organized for the purpose of conducting mining exploration, developing mining sites and producing minerals to the consumer markets.

Since its inception, Georgia has completed private placement offerings of 8,200,000 common shares for $8,200.

The financial statements have been prepared on the basis of going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Georgia has not generated any revenues or completed exploration of any mineral property to date and losses are expected to be incurred in exploring its properties. The ability of Georgia to continue as a going concern is dependent on raising additional capital, the support of its shareholders and ultimately on generating future profitable operations.

2.       Summary of significant accounting policies

Basis of presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of Georgia’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of Georgia’s financial position and results of operations.

                    GEORGIA INTERNATIONAL MINING CORPORATION

Exhibit “E”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Cash and Cash Equivalents

Georgia considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

Fair Value of Financial Instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107 Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by Georgia, using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including cash approximate carrying value due to the short-term maturity of the instruments.

3.       Mineral Property Interest

On July 30, 2005 Georgia signed an option agreement with Gemco Minerals, Inc, a Florida Corporation to purchase three mineral claims numbers; 506335, 506336 and 506337 located in the Cariboo District, British Columbia. The claims are part of the Burns Group Mineral Claim that, encompass 3,900 hectare or 12,000 acres. The option price is $285,000 of which, $35,000 was paid upon signing the agreement and the remaining balance of $250,000 is payable on two installments (i) $125,000 due on June 30, 2007 and (ii) $125,000 due on June 2008. The agreement stipulates that Georgia must commence mineral exploration on the properties as soon its securities are listed on a public market, and will have one year from that date to complete its exploration program on the three mineral claims. FESI may cancel this agreement and Georgia will not be entitled to recover its $35,000 investment in the event that Georgia does not complete the exploration by June 30, 2007. The option agreement does not include any current or future royalty payments or any other types of payments that will have to be accrued other then the two installments mentioned above once Georgia starts its mining operations.

                    GEORGIA INTERNATIONAL MINING CORPORATION

Exhibit “E”

GEORGIA INTERNATIONAL MINING CORPORATION
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.       Mineral Property Interest (continued)

Although Georgia has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee Georgia’s title.  Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

4.       Related Party Transaction

During the period ended December 31, 2005 Georgia’s president and director paid $35,000 to Gemco on behalf of our company to secure an option agreement to purchase three mining claims in the Cariboo District, British Columbia. The amount was recorded as shareholder loan, does not bear any interest, and has no repayment date.

The director also provided Georgia a loan of $7,149 for working capital. The loan was recorded as a shareholder loan, does not bear any interest, and has no repayment date.

All loans are recorded at face value and are expected to be paid during the 2006 fiscal year.

During the period ended December 31, 2005 Georgia entered into agreement with a company controlled by an officer to provide consulting services. The contract value is $4,000 per year of which, $3,000 was paid as at December 31, 2005 and the remaining $1,000 is included in accounts payable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 30, 2006, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) agreed to accept the resignation of Cinnamon Jang Willoughby as the Company’s independent registered public accounting firm. On that same date, the Audit Committee engaged , Moore & Associates, Chartered to serve as the independent registered public accounting firm to audit the Company’s consolidated financial statements and to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006.

The reports of Cinnamon Jang Willoughby on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2005 and any subsequent interim period through the date of resignation did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal year ended December 31, 2005 and any subsequent interim period through the date of resignation, there were no (1) disagreements with Cinnamon Jang Willoughby on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Cinnamon Jang Willoughby’s satisfaction, would have caused Cinnamon Jang Willoughby

                    GEORGIA INTERNATIONAL MINING CORPORATION

to make reference thereto in its report on the financial statements for the period, or (2) reportable events described under Item 304(a)(1)(iv)(B) of Regulation SB. A letter from Cinnamon Jang Willoughby is attached hereto as Exhibit 16.1, indicating its agreement with the statements herein.

In deciding to select Moore & Associates, Chartered, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Moore & Associates, Chartered and concluded that Moore & Associates, Chartered has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2006.

During the fiscal year ended December 31, 2005 and  the subsequent interim periods through the engagement of Moore & Associates, Chartered, the Company did not consult with Moore & Associates, Chartered regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

                    GEORGIA INTERNATIONAL MINING CORPORATION

Part II - Information Not Required in Prospectus

Item 24.       Indemnification of Directors and Officers

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                    GEORGIA INTERNATIONAL MINING CORPORATION

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

Item 25.       Other Expenses of Issuance and Distribution*

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement.

Amount
SEC registration fee	$278.74
Printing and shipping expenses	$2,500.00
Legal fees and expenses	$22,000.00
Accounting fees and expenses	$3,000.00
Transfer and Miscellaneous expenses	$2,221.26
Total	$30,000
* All expenses except SEC registration fee are estimated.

                    GEORGIA INTERNATIONAL MINING CORPORATION

Item 26.          Recent Sales of Unregistered Securities

In February 2005 the following common shares were issued to accredited investors without registration under the Securities Act of 1933. With respect to the sales, the Company relied on section 4(2) of the securities act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The Securities were offered to accredited investors, personally known to the company’s officers. The investors were provided all material information regarding the private placement and the Company.

Name	Shares Issued	Consideration
Mark Hague	4,000,000	$4,000
Paul Hague	200,000	$200
Valentina Giverin	200,000	$200
Lisa McKay	200,000	$200
Gino Mollica	200,000	$200
Doug Merrik	200,000	$200
Thomas C Hatton	200,000	$200
Judy Mooring	200,000	$200
Peter Mollica	200,000	$200
Mike Mollica	200,000	$200
Frank Mollica	200,000	$200
Brett Hatton	200,000	$200
Delaine Mollica	200,000	$200
Garry Dawe	200,000	$200
Latifa Brett	200,000	$200
First Time Investment*	200,000	$200
Robert Mills	200,000	$200
Irene Mills	200,000	$200
Eric Anderson	200,000	$200
Fernanda Akladios	200,000	$200
Reda Akladios	200,000	$200
Noelle Anderson	200,000	$200

Total	8,200,000	$8,200

*First Time Investment is controlled by Evan Brett.

                    GEORGIA INTERNATIONAL MINING CORPORATION

Item 27.  Exhibits

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Item	Exhibit	Status
3.1	E G Mines, Inc. Incorporation Document	Filed January 18, 2007
5.1	Amended legal opinion	Filed January 18, 2007
10.1	Option Agreement - Amended	Filed May 15, 2006
10.2	Option Agreement – Original	Filed October 31, 2006
10.3	Promissory Note between the President and Issuer $35,000	Filed November 16, 2006
10.4	Promissory Note between the President and Issuer $17,141	Refiled November 30, 2006
10.5	Promissory Note between the President and E G Mines, Inc. $7,038	Filed January 18, 2007
10.6	Purchase Agreement Land Claim between President and E G Mines, Inc.	Filed January 18, 2007
23.1	Consent of. Cinnamon Jang Willoughby & Company, Chartered Accountants	Filed January 18, 2007
23.2	Consent of Robert Reid, Professional Geoscientist dated December 2005	Previously filed
99.1	Amended Subscription Agreement	Filed January 18, 2007
99.2	Auditors report re Going Concern	Previously filed
99.3	Mining Geological Report dated November 2005	Refiled May 15, 2006

Item 28.       Undertakings

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We hereby undertake to:

  Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act, that the small business issuer will:
  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    GEORGIA INTERNATIONAL MINING CORPORATION

  Include any prospectus required by section 10(a)(3) of the Securities Act;

  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  Include any additional or changed material information on the plan of distribution.
  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.
  Warrants and rights offerings. If the small business issuer will offer the securities to existing security holders under warrants or rights and the small business issuer will reoffer to the public any securities not taken by security holders, with any modifications that suit the particular case -- The small business issuer will supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, the small business issuer will file a post-effective amendment to state the terms of such offering.

                    GEORGIA INTERNATIONAL MINING CORPORATION

  Competitive bids. If the small business issuer is offering securities at competitive bidding, with modifications to suit the particular case, the small business issuer will:
  rospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus that meet the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements; and:

  file an amendment to the registration statement reflecting the result of bidding, the terms of the reoffering and related matters where required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless the issuer proposes no further public offering of such securities by the issuer or by the purchasers.
  Equity offerings of nonreporting small business issuers. If a small business issuer that before the offering had no duty to file reports with the Commission under section 13(a) or 15(d) of the Exchange Act is registering equity securities for sale in an underwritten offering -- The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  Request for acceleration of effective date. If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, include the following:
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
  If the issuer relies on Rule 430A under the Securities Act, that the small business issuer will:
  For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

  For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                    GEORGIA INTERNATIONAL MINING CORPORATION

  That, for the purpose of determining liability under the Securities Act to any purchaser:
  If the small business issuer is relying on Rule 430B:
  Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
  If the small business issuer is subject to Rule 430C, include the following:

  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                    GEORGIA INTERNATIONAL MINING CORPORATION

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 Amended Registration Statement to be signed on its behalf by the undersigned, on January 18, 2007.

GEORGIA INTERNATIONAL MINING COPORATION

By:  Mark Hague (Signed)
Mark Hague, President and Director

By: Mark Hague  (Signed)
Mark Hague, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer